SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant	/X/
Filed by a party other than the registrant	/ /

Check the appropriate box:

/ /	Preliminary proxy statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive proxy statement
/ /	Definitive additional materials
/ X /	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

(Name of Registrant as Specified in its Charter)

TIMOTHY PLAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

NOT APPLICABLE

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

TIMOTHY PLAN FIXED INCOME FUND

TIMOTHY PLAN HIGH YIELD BOND FUND

TIMOTHY PLAN GROWTH AND INCOME FUND

IMPORTANT! PLEASE DO NOT DISREGARD THIS LETTER

SPECIAL MEETING OF SHAREHOLDERS ADJOURNED DUE TO QUORUM REQUIREMENTS

Dear Shareholder:

We have been trying to reach you regarding the special meeting of shareholders for the above-mentioned Funds (the “Funds”). The meeting had to be adjourned from December 21st 2020 to January 21st, 2021 due to inadequate shareholder participation. We did not reach a quorum for the meeting, and noted that we haven’t yet received your vote. We would not impose on you with this letter unless we absolutely needed your participation to reach the quorum necessary to hold the meeting.

Will you please help us? Your participation may allow us to avoid future additional and costly adjournments and solicitations.

Shareholders are being asked to vote on the following proposal:

Proposal 1:	To approve the Sub-investment Advisory Agreement with Barrow,
Hanley, Mewhinney & Strauss, LLC for its services to the Fund.

An overwhelming majority of the votes received have been cast in favor of the proposals, however a quorum of the shares entitled to vote has not yet been achieved for your Fund (s), and without a quorum, we cannot move forward.

The Board of Trustees recommends that you vote “FOR” the Proposal.

However, even if you simply cast an Abstain vote, which is neither for nor against the proposal, but is only registered for purposes of quorum, it would be a great help. The proxy statement is available online www.OkapiVote.com/TPBarrow.

In order for your vote to be represented, we must receive your voting instructions. EVEN IF IT IS PAST THE INDICATED MEETING DATE, PLEASE SUBMIT YOUR VOTE TODAY. For your convenience, please use any of the following methods to submit your vote:

1.	By Internet

Follow the simple instructions on the enclosed proxy card.

2.	By Touchtone

Call the toll-free number located on your proxy card and follow the simple instructions.

3.	By Mail

Simply return your executed proxy card in the envelope provided.

If possible, please use either of the first two options to ensure your vote is captured in time for the next scheduled meeting on January 21, 2021.

If you have any questions, please call Okapi Partners, our proxy solicitor, toll-free at 877-566-1922. Representatives are available Monday - Friday 9:00am to 7:00pm (ET).